Exhibit 99.1

LPL FINANCIAL TO ACQUIRE WADDELL & REED’S

WEALTH MANAGEMENT BUSINESS AND

ENTER INTO LONG-TERM PARTNERSHIP WITH MACQUARIE

Macquarie to acquire Waddell & Reed Financial, Inc. and upon closing sell

Waddell & Reed’s wealth management business to LPL Financial for $300 million

Long-term partnership between LPL Financial and Macquarie will provide existing

Waddell & Reed advisors and clients with continuity, as well as longer-term opportunities through partnership with a leading international asset manager

SAN DIEGO – Dec. 2, 2020 – LPL Financial Holdings Inc. (Nasdaq: LPLA) (“LPL Financial” or “LPL”), a leading U.S. retail investment advisory firm, independent broker-dealer, and registered investment advisor (RIA) custodian, today announced it has entered into an agreement with Macquarie Asset Management (“Macquarie”), the asset management division of Macquarie Group (ASX: MQG; ADR: MQBKY), to acquire the wealth management business of Waddell & Reed Financial, Inc. (NYSE: WDR) (“Waddell & Reed”), upon completion of Macquarie’s acquisition of all of the issued and outstanding common shares of Waddell & Reed. Additionally, LPL and Macquarie have agreed to enter into a long-term partnership, with Macquarie becoming one of LPL’s top tier strategic asset management partners.

Through its subsidiaries, Waddell & Reed has provided investment management and wealth management services to clients throughout the U.S. since 1937. Today, investment products are distributed under the Ivy Investments ® brand, as well as through independent financial advisors associated with Waddell & Reed, Inc. As of September 30, 2020, Waddell & Reed’s wealth management business had assets under administration of approximately $63 billion, up 10% year-over-year.

Dan Arnold, President and Chief Executive Officer of LPL Financial said: “Waddell & Reed advisors are highly experienced and well-respected throughout the industry. They are a terrific fit both culturally and strategically, and we welcome them to the LPL family. Looking ahead, we expect our capabilities and resources will benefit their practices and help them unlock additional value and growth. Additionally, we look forward to deepening our long-term partnership with Macquarie, which will help us preserve unique aspects of the Waddell & Reed advisor experience while also positioning us to explore additional long-term opportunities together.”

Philip J. Sanders, Chief Executive Officer of Waddell & Reed, said: “Over the past few years, we have been focused on leveraging our strong heritage as the foundation for transforming our firm into a more diversified and growth-oriented financial services enterprise. The long-term partnership between LPL and Macquarie as part of this transaction accelerates that transformation and ultimately will benefit our clients and independent financial advisors while delivering significant value to our stockholders.”

Martin Stanley, Head of Macquarie Asset Management, said: “The addition of Waddell & Reed Financial and our enhanced partnership with LPL will significantly increase our ability to grow and invest in our combined business for the benefit of our clients. Ivy Investments’ complementary investment capabilities will provide diversification to Macquarie Asset Management’s capabilities and client base. The consideration offered reflects the quality of Waddell & Reed’s business and the future benefits of our partnership with LPL.”

Shawn Lytle, President of Delaware Funds by Macquarie and Head of Macquarie Group in the Americas, added: “This transaction is an important step forward in our growth strategy for Delaware Funds by Macquarie. The acquisition of Waddell & Reed’s asset management business and our partnership with LPL significantly strengthens our position as a top 25(1) US actively managed, long-term, open-ended mutual fund manager across equities, fixed income and multi asset solutions.”

The transaction has been approved by the Boards of Directors of LPL Financial, Macquarie Group, and Waddell & Reed and is expected to close in the middle of 2021, subject to regulatory approvals, Waddell & Reed stockholder approval, and other customary closing conditions.

LPL Financial posted an investor presentation with an overview of the transaction on its Investor Relations page at investor.lpl.com.

Centerview Partners LLC served as exclusive financial advisor and Ropes & Gray LLP served as exclusive legal advisor to LPL in connection with the transaction.

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About LPL Financial

LPL Financial (https://www.lpl.com) is a leader in the retail financial advice market, the nation’s largest independent broker/dealer(+) and a leading custodian (or provider of custodial services) to RIAs. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow thriving practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions.

(+)	Based on total revenues, Financial Planning magazine June 1996-2020.

Securities and Advisory Services offered through LPL Financial LLC, a Registered Investment Advisor. Member FINRA/SIPC. We routinely disclose information that may be important to shareholders in the “Investor Relations” or “Press Releases” section of our website.

About Waddell & Reed Financial

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and wealth management services to clients throughout the United States since 1937. Today, Waddell & Reed Financial distributes its investment products through the unaffiliated channel under the Ivy Investments® brand (encompassing broker/dealer, retirement, and registered investment advisors), its wealth management channel (through independent financial advisors associated with Waddell & Reed, Inc.), and its institutional channel (including defined benefit plans, pension plans, endowments and subadvisory relationships). For more information, visit ir.waddell.com.

About Macquarie Asset Management

Macquarie Asset Management (MAM) is Macquarie’s asset management business. MAM is a full-service asset manager, providing investment solutions to clients across a range of capabilities including infrastructure & renewables, real estate, agriculture, transportation finance, private credit, equities, fixed income, and multi-asset solutions. As of September 30, 2020, MAM had $A554.9 billion of assets under management. MAM has over 1,900 staff operating across 20 markets in Australia, the Americas, Europe and Asia. MAM has been managing assets for institutional and retail investors since 1980 in Australia and 1929 in the US, through a predecessor firm, formerly known as Delaware Investments.

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Source: Assets under management as of Sept. 30 - Based on data represented in Strategic Insight and Morningstar. Data includes ICI Method of Sales: Salesforce, Institutional and Retirement. Data excludes Variable Insurance Products, Closed End Funds, ETFs, passive mutual funds, Money Market Funds, Delaware Pooled Trusts, and Optimum Funds.

Forward-Looking Statements

Statements in this press release regarding LPL Financial Holdings Inc. (together with its subsidiaries, including LPL Financial LLC, the “Company” or “LPL Financial”) and its potential growth, business strategy and plans, including the expected benefits of Macquarie Group’s acquisition of Waddell & Reed Financial, Inc. (together with its subsidiaries,

“Waddell & Reed”) and LPL Financial’s acquisition of Waddell & Reed’s wealth management business and partnership with Macquarie Group, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the historical performance of the Company and Waddell & Reed and the Company’s plans, estimates and expectations as of December 2, 2020. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause levels of assets serviced, actual financial or operating results, levels of activity or the timing of events to be materially different than those expressed or implied by forward-looking statements. In particular, the Company can provide no assurance that the assets reported as serviced by financial advisors affiliated with Waddell & Reed (“Waddell & Reed Advisors”) will translate into assets serviced by LPL Financial, that Waddell & Reed Advisors will join LPL Financial, or that the benefits that are expected to accrue to LPL Financial, Waddell & Reed, Macquarie Group and their respective advisors and stockholders as a result of the transactions described herein will materialize. Important factors that could cause or contribute to such differences include: failure of the parties to satisfy the closing conditions applicable to the acquisitions described herein in a timely manner or at all, including the completion of the acquisition of Waddell & Reed by Macquarie Group, obtaining the required stockholder and regulatory approvals, and the retention by Waddell & Reed of minimum assets prior to closing; disruptions to the parties’ businesses as a result of the announcement and pendency of the transactions, difficulties and delays in recruiting Waddell & Reed Advisors or onboarding the clients or businesses of Waddell & Reed Advisors; the inability by the Company to sustain revenue and earnings growth or to fully realize revenue or expense synergies or the other expected benefits of the transactions, which depend in part on the Company’s success in onboarding assets currently served by Waddell & Reed Advisors; disruptions of the Company’s or Waddell & Reed’s business due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with its financial advisors and their clients, employees, other business partners or governmental entities; the inability to implement onboarding plans and other consequences associated with acquisitions; the choice by clients of Waddell & Reed Advisors not to open brokerage and/or advisory accounts at LPL Financial or move their assets from Waddell & Reed to LPL Financial; unforeseen liabilities arising from the acquisition of Waddell & Reed’s wealth management subsidiaries; changes in general economic and financial market conditions, including retail investor sentiment; fluctuations in the value of assets under custody; effects of competition in the financial services industry, including competitors’ success in recruiting Waddell & Reed Advisors; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company’s 2019 Annual Report on Form 10-K and any subsequent SEC filing. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if its estimates change, and you should not rely on those statements as representing the Company’s views as of any date subsequent to the date of December 2, 2020.

Investor Relations:

Chris Koegel

617-897-4574

Chris.Koegel@lpl.com

Media Relations:

Jeffrey Mochal

704-733-3589

Jeff.Mochal@lpl.com